Exhibit 23.2
Consent of independent certified public accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 28, 2002 appearing in Inform Worldwide Holdings, Inc.'s Annual Report on Form 10-KSB for the year ended June 30, 2002.

Ehrhardt Keefe Steiner & Hottman PC
December 19, 2002
Denver, Colorado


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